UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2022

THE CHEFS’ WAREHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35249	20-3031526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 East Ridge Road

Ridgefield, Connecticut 06877

(Address of principal executive offices)

Registrant’s telephone number, including area code: (203) 894-1345

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	CHEF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2022, based on peer group data, survey information and input from the Company’s independent outside compensation advisors, the Compensation Committee of the Board of Directors (the “Board”) of The Chefs’ Warehouse, Inc. (the “Company”) took certain actions with respect to compensatory arrangements of its named executive officers. Effective retroactively to December 25, 2021, the base salaries of the Company’s named executive officers were increased, and following this change, their base salaries are: Christopher Pappas, Chairman, President and Chief Executive Officer—$1,020,533; John Pappas, Vice Chairman and Chief Operating Officer—$560,835; James Leddy, Chief Financial Officer—$467,363; and Alexandros Aldous, General Counsel, Corporate Secretary and Chief Government Relations Officer—$436,205. In addition, the target award value of the time-based restricted stock awards and performance-based restricted stock awards granted to Christopher Pappas and John Pappas under the Company’s long-term incentive plan were increased from 200% to 300% of base salary, and their mix of long-term incentive awards was changed from 50% time-based restricted stock awards and 50% performance-based restricted stock awards to 30% time-based restricted stock awards and 70% performance-based restricted stock awards.

On February 24, 2022, the Board appointed John Pappas to the position of Chief Operating Officer of the Company. Mr. J. Pappas, age 58, is a co-founder of the Company, together with his brother, Christopher Pappas, the Company’s Chairman, President and Chief Executive Officer, and also serves as the Company’s Vice Chairman, a position he has held since March 1, 2011. Mr. J. Pappas’ biography is described in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on March 29, 2021. Except as otherwise described above, the terms of the plans, contracts and arrangements in which Mr. Pappas participates remain the same and consistent with their previously disclosed terms.

The following related party transactions exist between Mr. J. Pappas and the Company: (i) the Company leases one warehouse that is owned by an entity owned 100% by Mr. C. Pappas and Mr. J. Pappas, and which is deemed to be an affiliate of these individuals–the amount paid in connection with the lease of this facility was $498,801 for the Company’s fiscal 2021; (ii) Mr. J. Pappas’ brother-in-law, Constantine Papataros, is one of the Company’s employees, and the Company paid him approximately $293,848 during fiscal 2021, which was consistent with that of other employees at the same level; and (iii) Mr. J. Pappas’ son, Aristotle Pappas, is one of the Company's employees, and the Company paid him approximately $181,442 during fiscal 2021, which was consistent with that of other employees at the same level.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.

By:	/s/ Alexandros Aldous
Name:	Alexandros Aldous
Title:	General Counsel, Corporate Secretary and Chief Government Relations Officer

Date:   March 2, 2022